Conformed



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) March 3, 1995


                          Beneficial Corporation
    (Exact name of registrant as specified in its charter)


            Delaware                1-1177             51-0003820
    (State or other jurisdic-    (Commission         (IRS Employer
    tion of incorporation)       File Number)     Identification No.)



    301 North Walnut Street, Wilmington, Delaware           19801
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code (302)425-2500


                                No Change
    (Former name or former address, if changed since last report)

    Item 5.  Other Events.


              The following is the text of a press release of Beneficial Corporation, a Delaware corporation, issued on March 3, 1995:





            BENEFICIAL CORPORATION SUBSIDIARIES DISCONTINUE LAWSUIT

         -- Discovery Shows Changes Cannot Be Made In Time Allowed --

            IRS Reconfirms Direct Deposit Plans For Next Tax Season

    FOR IMMEDIATE RELEASE

    March 3, 1995

    WILMINGTON, Delaware -- Beneficial National Bank and Beneficial Tax Masters, Inc., both subsidiaries of Beneficial Corporation, today discontinued their pending lawsuit against the Internal Revenue Service.

    On February 21, 1995, Beneficial National Bank and Beneficial Tax Masters, Inc., filed the lawsuit to require the IRS to follow the instructions of taxpayers who sought direct deposit of the earned income tax credit portion of their tax refunds in connection with a Refund Anticipation Loan (RAL). The IRS had said it planned to mail paper checks to eligible EITC recipients, rather than electronically deposit the money in accounts set up for them at Beneficial National Bank.

    Finn M.W. Caspersen, Beneficial Corporation's chairman and chief executive officer, said, "We have learned during depositions and other discovery that the IRS cannot stop the mailing of the checks to our RAL customers at this time.

    Moreover, Beneficial National Bank, Beneficial Tax Masters and the IRS have discussed various alternatives to the mailing of checks, but no solution appears viable within the time available. Accordingly, continuing time-consuming and expensive litigation is not in the best interest of anyone."

    During the discussions, the IRS reconfirmed to Beneficial National Bank and Beneficial Tax Masters that necessary programming changes would be made to provide that in the next tax year such refunds, including the earned income tax credit portion, would be direct deposited in bank accounts at Beneficial National Bank and other banks as instructed by the taxpayer.

    Caspersen noted, "Beneficial subsidiaries will aggressively pursue collection activities involving customers who previously received a refund anticipation loan and now will also receive IRS checks in the amount of their EITC portion. Customer service representatives at three collection centers already are contacting RAL customers to explain the situation. We are optimistic about future tax years following IRS confirmation that EITC funds can be directly deposited to settle outstanding accounts of our refund anticipation loan customers."

    Beneficial Corporation is a $14 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer finance, banking and insurance operations located throughout the United States, Canada, the United Kingdom and Germany. The Beneficial finance system includes more than 1,000 offices offering products and services that meet a broad range of consumer credit needs, including credit-related insurance.




                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BENEFICIAL CORPORATION
                                                  (Registrant)


                                       By /s/Thomas P. McGough
                                          Thomas P. McGough
                                          Senior Vice President-
                                            Finance and Treasurer

    Dated:  March 3, 1995